UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2025

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Microvast Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

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Delaware (State or Other Jurisdiction of Incorporation)	001-38826 (Commission File number)	83-2530757 (IRS Employer Identification No.)
12603 Southwest Freeway, Suite 300 Stafford, Texas 77477 (Address of Principal Executive Offices, including Zip Code)

(281) 491-9505
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	MVST	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MVSTW	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On April 7, 2025, Fariyal Khanbabi ceased to be employed as Chief Financial Officer of Microvast Holdings, Inc. (the “Company”).

Appointment of New Chief Financial Officer

On April 3, 2025, the Company made an offer of employment to Carl T. “Pat” Schultz pursuant to which Mr. Schultz will serve as the Company’s Chief Financial Officer (the “Offer Letter”). Mr. Schultz is expected to commence employment with the Company on or about April 21, 2025 (the “Start Date”).

Mr. Schultz, age 46, previously served as Chief Financial Officer (“CFO”), North America for Air Liquide starting in 2022. Prior to his promotion to CFO, North America, he held the position of CFO, Air Liquide Advanced Materials from 2017 to 2022. Prior to his roles at Air Liquide, Mr. Schultz held several finance leadership roles, including as Director of Finance and Administration at SAE Towers from 2013 to 2014 and Director of Capital Management and Business Development, Genworth Mortgage Insurance at Genworth Financial from 2010 to 2013.

Pursuant to the Offer Letter, Mr. Schultz’s annual base salary will be $420,000, his target annual bonus opportunity will be 45% of his annual base salary, subject to achievement of individual and Company performance measures, and he will be eligible to participate in the Company’s long-term incentive program and other employee benefits and paid time off policies. Mr. Schultz will also receive: (i) a one-time grant of 35,000 restricted stock units and (ii) a one-time grant of options to acquire 300,000 shares of the Company’s common stock, each of which will vest in equal installments over three years, subject to his continued employment through each vesting date.

In addition to accrued obligations owed to Mr. Schultz upon his termination of employment for any or no reason, the Offer Letter also provides for the following severance benefits (the “Severance Benefits”) upon Mr. Schultz’s termination of employment: (i) if Mr. Schultz’s employment terminates due to his death or disability, Mr. Schultz will be entitled to receive any earned but unpaid annual bonus for the completed calendar year prior to the year of termination if all annual bonus targets established by the Company are met; and (ii) if Mr. Schultz’s employment is terminated by the Company without “Cause” or by Mr. Schultz’s resignation for “Good Reason” (each as defined in the Offer Letter), Mr. Schultz will be entitled to receive (x) continued payment of his base salary for a period of nine months, (y) any earned but unpaid annual bonuses for the completed calendar year prior to the year of termination if all annual bonus targets established by the Company are met and (z) a prorated portion of one-third of his unvested stock options will become vested, and such prorated amount will be calculated based on the number of days that have elapsed since the most recent vesting date (or grant date, if no vesting date has occurred) and the date of termination. Receipt of the Severance Benefits is conditioned on Mr. Schultz’s execution and non-revocation of a general release of claims in favor of the Company (except for a termination due to death) and continued compliance with any restrictive covenants applicable to him.

Additionally, Mr. Schultz is expected to serve as the Company’s Principal Accounting Officer, effective as of the Start Date.

There are no arrangements or understandings between Mr. Schultz and any other person pursuant to which Mr. Schultz was appointed as Chief Financial Officer of the Company. There are no family relationships between Mr. Schultz and any director or executive officer of the Company, and he has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The above description of the Offer Letter is a summary and is qualified in its entirety by the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Item 7.01 Regulation FD Disclosure.

On April 9, 2025, the Company issued a press release announcing Mr. Schultz’s appointment. The full text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated as of April 3, 2025, by and between Microvast Holdings, Inc. and Pat Schultz.
99.1	Press Release, dated April 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROVAST HOLDINGS, INC.

Date: April 9, 2025	By:	/s/ Wu Yang
Name: Wu Yang
Title: Chief Executive Officer